                             ZIONS FINANCIAL CORP.

                               OFFER TO EXCHANGE
           ITS FIXED/FLOATING RATE GUARANTEED NOTES DUE MAY 15, 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
             FIXED/FLOATING RATE GUARANTEED NOTES DUE MAY 15, 2011

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON SEPTEMBER 6, 2001, UNLESS EXTENDED.

To Our Clients:

    Enclosed for your consideration is a Prospectus dated August 7, 2001 (the "Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Zions Financial Corp. (the "Issuer") to exchange an aggregate principal amount of up to $200,000,000 of its Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "New Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "Old Securities"). As set forth in the Prospectus, the terms of the New Securities are identical in all material respects to the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Exchange and Registration Rights Agreement described in the Prospectus. Old Securities may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

    The enclosed material is being forwarded to you as the beneficial owner of Old Securities held by us for your account or benefit but not registered in your name. An exchange of any Old Securities may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Securities in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Securities held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Securities.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 P.M., New York City time, on September 6, 2001, unless extended. The term "Expiration Date" shall mean September 6, 2001, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. A tender of Old Securities may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

    Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of $1,000 principal amount of New Securities for each $1,000 principal amount of Old Securities. $200,000,000 aggregate principal amount of the Old Securities was outstanding as of August 7, 2001.

        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on September 6, 2001, unless extended.

        4. Zions Bancorporation ("Zions") has agreed to pay certain of the expenses of the Exchange Offer. Any transfer taxes incident to the transfer of Old Securities from the tendering holder to the Issuer will be paid by Zions, except as provided in the Prospectus and the Letter of Transmittal. See "The Exchange Offer--Fees and Expenses" in the Prospectus and Instruction 10 of the Letter of Transmittal.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Securities residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish us to tender any or all of your Old Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD SECURITIES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Zions Financial Corp.

    This will instruct you to tender for exchange the aggregate principal amount of Old Securities indicated below (or, if no aggregate principal amount is indicated below, all Old Securities) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

   Aggregate principal amount of Old Securities to be tendered for exchange: *
                                $______________

*I (we) understand that if I (we)
sign this instruction form without
indicating an aggregate principal
amount of Old Securities in the
space above, all Old Securities
held by you for my (our) account
will be tendered for exchange.            ______________________________________
                                          ______________________________________
                                          Signature(s)
                                          ______________________________________
                                          ______________________________________
                                          Capacity (full title), if signing in a
                                          fiduciary or representative capacity

                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          Name(s) and address, including zip
                                          code
                                          ______________________________________
                                          Date
                                          ______________________________________
                                          Area Code and Telephone Number
                                          ______________________________________
                                          Taxpayer Identification or Social
                                          Security No.